                                                                    EXHIBIT 10.3



                                                                 LOAN NO. 20-365



                       SECOND AMENDMENT TO LOAN DOCUMENTS


               THIS SECOND AMENDMENT TO LOAN DOCUMENTS (this "AMENDMENT") is made as of the 3rd day of October, 2001, between ALC OHIO, INC., a Nevada corporation, ALC PENNSYLVANIA, INC., a Nevada corporation, ALC IOWA, INC., a Nevada corporation, ALC NEBRASKA, INC., a Nevada corporation and ALC NEW JERSEY, INC., a Nevada corporation (collectively, the "ORIGINAL BORROWER") and ALC INDIANA, INC., a Nevada corporation ("ALC INDIANA") (Original Borrower and ALC Indiana are sometimes hereinafter collectively referred to as "BORROWER"), ASSISTED LIVING CONCEPTS, INC., a Nevada corporation and Chapter 11 debtor-in-possession ("ALC"), the financial institutions who are or hereafter become parties to the Loan Agreement (as defined below) as Lenders, and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation ("HELLER"), as Agent and a Lender.


                                    RECITALS

               A. Original Borrower, Agent and Lenders have entered into that certain Loan Agreement dated as of February 20, 2001 (the "ORIGINAL LOAN AGREEMENT"). The Original Loan Agreement was amended by that certain First Amendment to Loan Documents dated as of June 29, 2001 among Original Borrower, ALC Indiana, ALC, Agent and Lenders (the "FIRST AMENDMENT"; the Original Loan Agreement, as amended by the First Amendment, is hereinafter referred to as the "LOAN AGREEMENT"), pursuant to which Lenders agreed to make loans to Borrower in the aggregate principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), subject to the terms and conditions set forth in the Loan Agreement. The Loan is evidenced by the Notes. As of the date hereof, Heller is the only Lender. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

               B. Concurrently with the execution of this Amendment, ALC and Carriage House Assisted Living, Inc., a Delaware corporation and Chapter 11 debtor-in-possession ("CARRIAGE HOUSE"; ALC and Carriage House are collectively referred to as "DIP BORROWER") and Heller (as a lender only and not an agent) will enter into a new and separate Loan Agreement (the "DIP LOAN AGREEMENT") pursuant to which Heller will agree to lend DIP Borrower the sum of Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00), subject to the terms and conditions of the DIP Loan Agreement (the "DIP LOAN"). In connection with the DIP Loan, DIP Borrower will execute a promissory note or notes, first priority mortgages or deeds of trust encumbering properties owned by DIP Borrower (the "DIP PROPERTIES"), assignments of leases encumbering such properties, a hazardous materials indemnity agreement, such Uniform Commercial Code financing statements as Heller may require pursuant to the terms of the DIP Loan Agreement, the Pledge and the Subsidiary Note Assignment (each as defined in the DIP Loan Agreement), the DIP Loan Agreement and such other documents as Heller may require (collectively, the "DIP LOAN DOCUMENTS").

               C. ALC and Borrower have requested that the Loan Agreement be amended to increase the amount of the Loan, extend the Term and address other matters set forth herein.

               D. ALC and Borrower have requested, and ALC, Borrower, Agent and Lenders hereby agree, to modify the Loan Documents pursuant to the terms of this Amendment.

               NOW, THEREFORE, in consideration of the Recitals, which are hereby incorporated into and shall be deemed a part of this Amendment, of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, it is agreed by and among the parties hereto as follows:

               1. AMENDMENTS TO LOAN DOCUMENTS.

               (a) Notwithstanding anything to the contrary contained in the Loan Documents, Lenders shall have no obligation to make any disbursement of any proceeds of the Loan except as explicitly set forth in this Amendment. Lenders will make disbursements with respect to the Pool 2 Properties strictly subject to the conditions precedent that (i) Borrower shall have satisfied all of the conditions to the Pool 2 Properties becoming Included Properties, (ii) the Final Financing Order (as defined in the DIP Loan Agreement) shall have been entered,
(iii) with respect to the Pool 1 Properties and Pool 3 Properties, Borrower shall have delivered to Agent date down endorsements to the Title Policies, legal opinions regarding the Loan Documents executed by Borrower in connection with the First Amendment or this Amendment, and any other documents which Agent may reasonably require, (iv) Borrower shall execute and deliver to Agent such documents as Agent may reasonably require in connection with the Pool 2 Properties and the funding thereof (including without limitation, an amendment to the Notes), (v) the Collateral (as defined in the DIP Loan Agreement) shall also secure the Loan, (vi) Heller's credit committee shall have granted all required approvals with respect to such disbursements for the Pool 2 Properties and Heller shall have provided written notice thereof to Borrower, (vii) Texas ALC Partners, L.P., a Texas limited partnership ("ALC TEXAS") shall be joined to the Loan Agreement as a Borrower pursuant to a Joinder (in the form attached to the Loan Agreement) substantially simultaneously with the disbursement for the Pool 2 Properties and (viii) Borrower shall cause Nevada ALC, Inc. and Texas ALC, Inc. to execute and deliver to Agent an assignment of all of their respective partnership interests in ALC Texas in a form reasonably acceptable to Agent. Borrower also authorizes Agent to file amendments to any UCC financing statements as Agent may reasonably require with respect to the Pool 1 Properties and Pool 3 Properties.

               (b) Upon the Effective Date, subsection 1.1.4 of the Loan Agreement shall automatically (and without further action) be deleted in its entirety and the following inserted in lieu thereof:

        "1.1.4. INTEREST RESERVE. A portion of the proceeds of the Loan in the amount of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00) shall be retained by Lenders to fund an interest reserve (the "INTEREST RESERVE"). The Interest Reserve shall be advanced by Lenders, at Agent's sole discretion, during the continuance of any monetary default under any of the Loan Documents in order to pay the interest due on the Loan. Lenders shall not be required to make any other disbursements from the Interest Reserve except as set forth above. Any disbursement by Lenders of any portion of the Interest Reserve shall not constitute a cure or waiver of such default. No portion of the Interest Reserve shall bear interest hereunder unless and until such portion is advanced by Lenders.

               (c) Upon the Effective Date, Section 1.2 of the Loan Agreement shall automatically (and without further action) be deleted in its entirety and the following inserted in lieu thereof: "1.2. LOAN TERM. The Loan shall mature upon the earliest of (i) the date on which Agent demands payment of Borrower's obligations to it following the occurrence of an Event of Default, (ii) the date on which the DIP Loan is paid in full or required to be paid in full, whether by acceleration or otherwise or (iii) the date which is one (1) year after the Effective Date (such earliest date being referred to as the "MATURITY DATE")." Any reference to Maturity Date contained in the Loan Documents shall be deemed a reference to the Maturity Date as modified by this Amendment. The "EFFECTIVE DATE" shall mean the date on which the Interim Financing Order (as defined in the DIP Loan Agreement) is entered.

               (d) Upon the Effective Date, the first sentence of Section 1.3 of the Loan Agreement shall automatically (and without further action) be deleted and the following inserted in lieu thereof:

               "Borrower shall pay interest on the outstanding principal balance of the Loan at a floating rate per annum equal to the Base Rate plus five percent (5.00%) (the aggregate rate referred to as the "INTEREST RATE")."

               (e) Upon the Effective Date, Section 1.5 of the Loan Agreement shall automatically (and without further action) be deleted in its entirety and the following inserted in lieu thereof:

                   SOURCES                                      USES
                   -------                                      ----
     Loan :                $39,540,000       Acquisition of Pool 2
     Interest Reserve:     $ 1,200,000       Properties:                  $23,500,000
                                             Amounts Previously
                                             Funded Prior to
                                             this Amendment:              $15,000,000
                                             Interest Reserve:            $ 1,200,000
                                             Commitment Fee:              $   440,000
                                             Restructuring Fee:           $   577,500
                                             Estimated Closing Costs:     $    22,500

     Total:                $40,740,000       Total:                       $40,740,000

               Borrower shall deliver such information and documentation as Agent shall reasonably request to verify that the sources and uses are as indicated above. A reduction in the amounts necessary for any of the uses indicated above shall result in an equal reduction in the amount of the Loan. In the event that (i) Borrower does not purchase the Pool 2 Properties before the Maturity Date and (ii) Borrower is not in default under the terms of any of the Loan Documents, Agent shall refund to Borrower a portion of the Restructuring Fee equal to $352,500.00.

               (f) Upon the Effective Date, Borrower shall pay Agent a restructuring fee of $577,500.00 (the "RESTRUCTURING FEE"). Borrower and DIP Borrower have previously deposited with Agent a good faith deposit in the amount of $300,000 relating to this Amendment. After a portion of such deposit is applied towards the loan fee and closing costs under the DIP Loan Agreement, any remaining portion of such deposit shall be applied towards the Restructuring Fee.

               (g) Upon the Effective Date, Section 2.1 of the Loan Agreement shall automatically (and without further action) be deleted in its entirety and the following inserted in lieu thereof:

               "2.1 COLLATERAL. The Loan and all other indebtedness and obligations under the Loan Documents, as well as the DIP Loan and all of the indebtedness and obligations of DIP Borrower under the DIP Loan Documents, shall be secured by the following (collectively, the "COLLATERAL"): (a) the Mortgages, (b) the Assignments of Leases, and (c) any other collateral or security described in this Agreement or the other Loan Documents."

               (h) Upon the Effective Date, Section 7.1(a) of the Loan Agreement shall automatically (and without further action) be amended by adding the phrase "or the other Loan Documents" after the word "Agreement" on the fifth line.

               (i) Upon the Effective Date, Section 7.1(c) of the Loan Agreement shall automatically (and without further action) be amended by adding the phrase ", whether in this Agreement or in any other Loan Document," after the word "warranty" on the first line.

               (j) Upon the Effective Date, Section 7.1 of the Loan Agreement shall automatically (and without further action) be amended by adding the following new subsection: "(k) The occurrence of a default by DIP Borrower under any of the DIP Loan Documents and the expiration of any cure period applicable thereto."

               (k) Upon the Effective Date, Section 1(a) of the First Amendment shall automatically (and without further action) be deleted in its entirety.

               (l) Agent shall use reasonable efforts to cooperate with Borrower, at Borrower's sole expense, in connection with Borrower's efforts to cause the Pool 2 Properties to become Included Properties as soon as reasonably practicable.

               (m) Upon the Effective Date, Borrower shall execute and deliver to Agent (i) an Amended and Restated Promissory Note A in the original principal amount of $26,481,000.00, (ii) an Amended and Restated Subordinated Promissory Note B in the original principal amount of $14,259,000.00, and (iii) a First Amendment to each of the Mortgages, which shall be recorded at Borrower's expense.

               (n) This Amendment and each of the documents executed in connection herewith shall be deemed to be Loan Documents. Any and all references in the Loan Documents to the "Loan", the "Loan Agreement" or the "Loan Documents" shall mean the Loan, the Loan Agreement, or the Loan Documents, respectively, as amended hereby. Any and all references in the Loan Documents to the "Mortgages" shall mean the Mortgages as amended by the First Amendments to such Mortgages referenced in subsection 1(m) above. Any and all references in the Loan Documents to the "Notes" shall mean the Amended and Restated Notes referenced in subsection 1(m) above.

               2. TAKEOUT LOAN TERMS AND CONDITIONS. Provided that Borrower has satisfied all of the Takeout Loan Conditions (defined below), the Loan shall be automatically (and without further action) amended on the Maturity Date pursuant to the terms and conditions provided below (such amended Loan is hereinafter referred to as the "TAKEOUT LOAN").

               (a) Takeout Loan Conditions. The "TAKEOUT LOAN CONDITIONS" shall mean each of the following conditions: (i) DIP Borrower shall not be in default under any of the terms and conditions of the DIP Loan Agreement and the DIP Loan shall have been paid in full concurrently with the funding of the Takeout Loan,
(ii) Borrower shall not be in default under any of the terms and conditions of the Loan Agreement (as amended by this Amendment), (iii) the reorganization plan for DIP Borrower (the "REORGANIZATION PLAN") shall not be different than the reorganization plan described in the documents referenced in Exhibit A attached hereto, if such difference is adverse to Heller's or Lenders' interests in any material respect, (iv) no material adverse change shall have occurred with respect to the Project or Takeout Borrower, (v) Heller's credit committee shall have granted all required approvals with respect to the Takeout Loan as described herein and subject otherwise only to satisfaction of all of the other Takeout Loan Conditions (the "COMMITTEE APPROVAL") and Heller shall have provided written notice thereof to Takeout Borrower, (vi) the funding of the Takeout Loan shall occur no later than six (6) months after the date on which the Committee Approval was obtained, and (vii) as of the Maturity Date, the Pool 1 Properties and Pool 2 Properties shall provide a Loan Multiple, as determined by Agent, of not greater than 5.5. "LOAN MULTIPLE" shall mean the principal amount of the Takeout Loan divided by the Net Operating Income of the Pool 1 Properties and Pool 2 Properties. For purposes of this Section 2(a), "NET OPERATING INCOME" shall have the meaning given to such term in the Loan Agreement, except that it shall be calculated using (i) expenses for the trailing 12 months (as reasonably adjusted by Agent), incorporating a 5% management fee, a $300 per unit annual replacement reserve and increases in Medicare and Medicaid rates and increases in costs of vendor services, and (ii) annualized revenues for the trailing 3 months incorporating an occupancy factor of the lesser of (A) actual occupancy and (B) an assumed 93% occupancy rate. Net Operating Income shall be verified by an independent audit at Takeout Borrower's expense.

               (b) Takeout Loan. The "TAKEOUT LOAN" shall be a refinance of the DIP Loan and the Loan in the original principal amount of $44,000,000.00 made to Original Borrower and ALC Texas (collectively, the "TAKEOUT BORROWER"). ALC acknowledges and agrees that the Guaranty executed by ALC shall remain in full force and effect with respect to the Takeout Loan.

               (c) Takeout Term. The term of the Takeout Loan shall commence on the Maturity Date (as defined in Section 1(b) of this Amendment) and terminate thirty-six (36) months thereafter, unless sooner terminated pursuant to the terms hereof (the "TAKEOUT TERM").

               (d) Interest Rate. Takeout Borrower shall pay interest on the outstanding principal balance of the Takeout Loan at a floating rate per annum equal to the Base Rate plus four and one-half percent (4.50%) (the aggregate rate referred to as the "INTEREST RATE"). "BASE RATE" shall mean the rate published each day in The Wall Street Journal for notes maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month; provided, however, the Interest Rate for the remainder of the calendar month in which the Closing Date occurs shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day prior to the Closing Date. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed. Notwithstanding the foregoing, in no event shall the Interest Rate be less than eight percent (8.00%).

               (e) Payments. Takeout Borrower shall make interest payments monthly in arrears on the first (1st) day of each calendar month, commencing on the first (1st) day of the calendar month immediately following the commencement of the Takeout Term, computed on the outstanding principal balance of the Loan at the Interest Rate. Takeout Borrower shall also make monthly principal payments to Agent on the first (1st) day of each calendar month of the Takeout Term in the following amounts during the following periods:

                  First Loan Year                $50,000 per month
                  Second Loan Year               $65,000 per month
                  Third Loan Year                $80,000 per month

               "LOAN YEAR" shall mean a consecutive twelve (12) month period during the Takeout Term, commencing with the first full calendar month thereof.

               (f) Sources and Uses. The sources and uses of funds for the Takeout Loan are as follows:

                SOURCES                                   USES
                -------                                   ----
     Takeout Loan:     $44,000,000       Payoff of Loan
                                         and DIP Loan:          $43,940,000
                                         Closing Costs:         $    60,000

     Total:            $44,000,000       Total:                 $44,000,000

               Takeout Borrower shall deliver such information and documentation as Agent shall reasonably request to verify that the sources and uses are as indicated above. A reduction in the amounts necessary for any of the uses shall result in an equal reduction in the amount of the Takeout Loan.

               (g) Commitment Fee. Takeout Borrower shall pay Agent a commitment fee of $440,000, which fee shall be deemed fully earned by Agent upon Committee Approval regardless of whether the Takeout Loan is funded or not. Upon Committee Approval, such commitment fee may be disbursed to Lenders by Agent as part of the Loan made pursuant to subsection 1(e) of this Amendment.

               (h) Prepayments of Takeout Loan. Takeout Borrower may not prepay any of the outstanding principal balance of the Takeout Loan during the first Loan Year (the "LOCKOUT PERIOD"). Thereafter, Takeout Borrower may prepay the outstanding principal balance of the Takeout Loan in full at any time together with all other amounts owing under any of the Loan Documents; provided Takeout Borrower gives Agent at least ten (10) business days prior written notice and pays Agent, for the benefit of Lenders, the Exit Fee then due. After the Lockout Period, Takeout Borrower may prepay the outstanding principal balance of the Takeout Loan in part at any time upon at least ten (10) business days prior written notice thereof to Agent. So long as no default then exists hereunder or under any of the other Loan Documents, in connection with the sale by Takeout Borrower of one or more of the Properties to a party that is not an Affiliate of ALC or Borrower or the refinancing by Takeout Borrower of one or more of the Properties, Agent shall release such Properties upon Takeout Borrower's satisfaction of each of the following conditions precedent, each as reasonably determined by Agent:

               1. Takeout Borrower shall pay Agent, for the benefit of Lenders, as a payment of a portion of the Indebtedness, an amount equal to the greater of
(i) the portion of the Takeout Loan reasonably allocated by Agent to each Property to be released (which allocation shall be made by Agent upon the funding of the Pool 2 Properties), and (ii) the net sales or refinancing proceeds from each such Property;

               2. The remaining Properties shall have achieved a Debt Coverage Ratio (as determined by Agent) of at least 1.75 for the immediately preceding three (3) months;

               3. The remaining Properties shall have a Project Yield (as determined by Agent) of at least 20% for the immediately preceding three (3) months;

               4. The outstanding principal balance of the Takeout Loan after the proposed prepayment would not be less than $10,000,000.00; and

               5. Takeout Borrower shall pay Agent, for the benefit of Lenders, the Exit Fee with respect to the Properties being released as set forth below, together with all costs and expenses of Agent in connection with such release.

               (i) Exit Fee. As additional consideration for Lenders' entering into this Agreement and making the Takeout Loan, Takeout Borrower shall, on the date any payment of principal under the Takeout Loan is made (whether as a partial or full repayment of the Takeout Loan, and whether before, at or after maturity, and whether or not as a result of a casualty or condemnation, acceleration or otherwise), pay to Agent for the benefit of Lenders, an amount (the "EXIT FEE") equal to (A) one percent (1%) of the principal amount being repaid on such date plus (B) if all or any portion of the Takeout Loan is repaid during the Lockout Period, the amount of interest Agent estimates would have been payable under this Agreement with respect to such prepayment of the Takeout Loan from and after the date of such prepayment through the end of the Lockout Period.

               (j) Defaults. The occurrence of any of the following events shall constitute an Event of Default under the Loan Agreement (in addition to the other Events of Default set forth in the Loan Agreement): (A) if at any time the Debt Coverage Ratio for the Project (which ratio shall be determined by Agent and calculated without consideration for any principal payments made by Takeout Borrower) for the immediately preceding three (3) months shall fall below 1.70:1.00; or (B) if at any time the Project Yield (as determined by Agent) for the immediately preceding three (3) months shall fall below 15%.

               (k) Release of Pool 3 Properties and DIP Properties. Upon the funding of the Takeout Loan, Agent shall release the Mortgages encumbering the Pool 3 Properties and the DIP Properties, upon which event the Pool 3 Properties shall no longer be deemed to be part of the Project.

               (l) Secured Bondholders. Concurrently with the funding of the Takeout Loan, ALC may encumber or cause to be encumbered properties of ALC or its direct or indirect subsidiaries that are not then encumbered (collectively, the "BONDHOLDER PROPERTIES") in favor of one or more trustees to be determined (collectively, the "TRUSTEE") for the benefit of the holders (the "BONDHOLDERS") of the senior and junior notes of ALC described in the Reorganization Plan. ALC and Takeout Borrower acknowledge and agree that the Bondholder Properties shall have an aggregate Property Value of no more than $75,000,000.00. The "PROPERTY VALUE" of a Bondholder Property shall mean the greater of (A) the product of
6.50 multiplied by the EBITDA of such Bondholder Property over the six (6) months immediately preceding the Maturity Date multiplied by two (2), and (B) $10,000.00 per unit. The "EBITDA" of a Bondholder Property shall have the meaning set forth on Exhibit B attached hereto. Provided that the aggregate Property Value of all of the then-unencumbered properties of ALC and its direct and indirect subsidiaries is less than $75,000,000 (such difference being referred to as the "DEFICIENCY"), the Trustee, for the benefit of the Bondholders, may take a second mortgage (collectively, the "JUNIOR MORTGAGES"), to secure the obligations of ALC and certain of its Affiliates under the notes held by the Bondholders, encumbering the Properties; provided, however, such Junior Mortgages shall be in an aggregate amount not greater than the Deficiency and shall be subordinated to the Mortgages on such Properties pursuant to a "flat-on-your-back" subordination agreement acceptable to Agent in its sole discretion. The Property Value of a Property shall be calculated in the same manner as that of a Bondholder Property, less the then outstanding principal balance of the amount of the Takeout Loan previously allocated by Agent to such Property.

               (m) Other Terms. Unless explicitly provided to the contrary in this Amendment, all of the provisions of the Loan Agreement shall apply to the Takeout Loan.

               3. ACKNOWLEDGMENT AND AGREEMENT OF BORROWER AND ALC. Borrower and ALC hereby acknowledge and agree that: (a) Neither ALC nor Borrower has any defense, offset or counterclaim with respect to the payment of any sum owed to Lenders, or with respect to the performance or observance of any warranty or covenant contained in any of the other Loan Documents; and (b) Lenders have performed all obligations and duties owed to Borrower through the date hereof. In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Borrower and ALC, for itself and on behalf of all present and former officers, directors, stockholders, agents, employees, predecessors, subsidiaries, affiliates, successors and assigns (all of the foregoing hereafter collectively referred to as "RELEASORS") have fully and forever remised, released and discharged and do hereby fully and forever remise, release and discharge Agent and Lenders, and each and all of their respective subsidiaries and affiliated corporations, companies, divisions, predecessors, successors and assigns, and each and all of their respective directors, officers, employees, attorneys, accountants, consultants, and other agents, of and from all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, judgments, executions, claims and demands of whatsoever, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, which the Releasors, jointly or severally, have had, may have had, or now have, or which the Releasors, jointly or severally, hereafter can, shall or may have, for or by reason of any matter, cause or thing whatsoever, whenever arising, to and including the date of this Amendment.

               4. REPRESENTATIONS AND WARRANTIES. To induce Lenders to amend the Loan Documents, Borrower and ALC represent and warrant to Lender that:

               (a) Representations and Warranties. On the date hereof, the representations and warranties set forth in the Loan Documents are true and correct with the same effect as through such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, or, in the case of ALC or Carriage House, to the extent such representations and warranties are rendered untrue as a result of, or in connection with, the Bankruptcy Case (as defined in the DIP Loan Agreement).

               (b) Authority. Subject to any required approval by the Bankruptcy Court (as defined in the DIP Loan Agreement), Borrower and ALC have full power and authority to consummate this Amendment, and have full power and authority to incur and perform the obligations provided for under this Amendment, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or of any public authority or regulatory body (other than the Bankruptcy Court) which has not been obtained is required as a condition to the validity or enforceability of this Amendment.

               (c) Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrower and ALC respectively, fully enforceable against Borrower and ALC respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

               (d) No Conflicting Agreements. The execution and performance by Borrower and ALC of this Amendment, will not (i) to the best of Borrower's and ALC's knowledge, violate any provision of law or any order of any court or other agency of government; or (ii) violate the Incorporation Documents or any material indenture, contract, agreement or other instrument to which Borrower or ALC is a party, or by which any of their respective property is bound, or be in conflict with, result in a breach of or constitute (with due notice and or lapse of time) a default under, any such material indenture, contract, agreement or other instrument; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or ALC, other than in favor of Lenders.

               (e) Solvency; No Change. No Borrower is insolvent, and there has been no (i) assignment for the benefit of creditors of any of them, (ii) appointment of a receiver for any of them or their property, or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them. Since the filing with the Securities Exchange Commission of ALC's 10-Q Report for the three months ended March 31, 2001, there has been no material adverse change in the structure, business operations, credit prospects or financial condition of Borrower or the Project, except for the filing of the Bankruptcy Case.

               5. EFFECTIVENESS OF THIS AMENDMENT. In the event of any conflict between the terms of any Loan Document and this Amendment, this Amendment shall prevail.

               6. EFFECT ON LOAN DOCUMENTS. Except as specifically amended hereby, the terms and provisions of the Loan Documents are in all other respects ratified and confirmed and remain in full force and effect. No reference to this Amendment need be made in any notice, writing or other communication relating to the Loan Documents, any reference to a Loan Document shall be deemed to be a reference thereto as amended by this Amendment.

               7. FEES AND EXPENSES. Borrower hereby agrees to pay all reasonable expenses incurred by Agent and/or Lenders in connection with the preparation, negotiation and consummation of this Amendment (including without limitation, the funding of the Pool 2 Properties and the Takeout Loan), and all other documents related hereto, including, without limitation, the reasonable fees and expenses of Agent and/or Lenders' counsel and paralegals, and any filing fees, title insurance premiums, and recordation tax required in connection with the filing of any documents necessary to consummate the provisions of this Amendment (including without limitation, the funding of the Pool 2 Properties and the Takeout Loan). Without limiting the foregoing in any way, in the event that the amount of closing costs in connection with this Amendment exceeds amounts paid through proceeds of the Loan pursuant to Section 1(d) above, Borrower shall promptly pay such excess to Agent upon demand therefor by Agent.

               8. NO CUSTOM. This Agreement shall not establish a custom or course of dealing or waive, limit or condition the rights and remedies of Agent and/or Lenders under the Loan Documents, all of which are expressly reserved.

               9. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to the conflict of laws principles thereof.

               10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed original and all of which taken together shall constitute one and the same Amendment.

               11. SEVERABILITY. If any provision of this Amendment or the application thereof to any party or circumstance is held to be invalid or unenforceable, the remainder of this Amendment and the application of such provision to other parties and circumstances will not be affected thereby, the provisions of this Amendment being severable in any such instance.

               12. MODIFICATIONS. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

               13. PRINCIPAL'S AGREEMENTS. In connection with the Loan, ALC has made, executed and delivered to Agent that certain Guaranty dated February 20, 2001 and that certain Hazardous Materials Indemnity Agreement dated February 20, 2001 (as amended, collectively, the "PRINCIPAL'S AGREEMENTS"). ALC expressly reaffirms and ratifies its continuing obligations made under all of the Principal's Agreements. All of the waivers set forth in the Principal's Agreements are hereby incorporated herein by reference.

                        [SIGNATURES APPEAR ON NEXT PAGE]
                        --------------------------------

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment or have caused the same to be executed by their duly authorized representatives as of the date first above written.



                                       BORROWER:

                                       ALC OHIO, INC., a Nevada corporation

                                       By:______________________________________
                                               Sandra Campbell, Secretary

                                       ALC PENNSYLVANIA, INC.,
                                       a Nevada corporation

                                       By:______________________________________
                                               Sandra Campbell, Secretary

                                       ALC IOWA, INC.,
                                       a Nevada corporation

                                       By:______________________________________
                                               Sandra Campbell, Secretary

                                       ALC NEBRASKA, INC.,
                                       a Nevada corporation

                                       By:______________________________________
                                               Sandra Campbell, Secretary

                                       ALC NEW JERSEY, INC.,
                                       a Nevada corporation

                                       By:______________________________________
                                               Sandra Campbell, Secretary

                                       ALC INDIANA, INC.,
                                       a Nevada corporation

                                       By:______________________________________
                                               Sandra Campbell, Secretary

                                 ALC:

                                 ASSISTED LIVING CONCEPTS, INC., a Nevada corporation and Chapter 11 debtor-in-possession

                                 By:____________________________________________
                                     Sandra Campbell, Senior Vice-President,
                                     General Counsel and Secretary

                                 AGENT AND LENDER:

                                 HELLER HEALTHCARE FINANCE, INC., a
                                 Delaware corporation, as Agent and a Lender

                                 By:____________________________________________
                                 Name:__________________________________________
                                 Its:___________________________________________

                                    EXHIBIT A

                          REORGANIZATION PLAN DOCUMENTS

1. Description of Senior Notes (most recent draft of the exhibit to the disclosure statement received by Agent)

2. Description of Junior Notes (most recent draft of the exhibit to the disclosure statement received by Agent)

3. Term Sheet (most recent draft of the exhibit to the Plan Support Agreement received by Agent)

4. To the extent not inconsistent with the foregoing items 1-3, Article III of the Joint Plan of Reorganization dated as of October 1, 2001 and received by Agent October 2, 2001

                                    EXHIBIT B

                              CALCULATION OF EBITDA


"EBITDA" for any period for a particular assisted living facility means the net income (as calculated in accordance with generally accepted accounting principles consistently applied) for such period attributable to that facility of the entity owning such facility plus the following to the extent deducted in calculating such net income:

        (1) income tax expense;

        (2) the consolidated interest expense of the entity that owns such facility or, if such entity owns more than one facility or has subsidiaries or other assets, the proportion of consolidated interest expense equal to the proportion of the fair market value of the assets of such entity represented by such facility;

        (3) depreciation expense related to such facility;

        (4) amortization expense related to such facility; and

        (5) any management fee paid with respect to such facility to ALC or any wholly owned subsidiary of ALC.